EXHIBIT 32.1
CERTIFICATION FURNISHED PURSUANT TO
18 U.S.C. § 1350
     In connection with the quarterly report on Form 10-Q of Oculus Innovative Sciences, Inc. (the “Company”), for the period ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Hojabr Alimi, Chief Executive Officer of the Company hereby certifies, pursuant to 18 U.S.C. § 1350, to the best of his knowledge, that:
     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 21, 2007	/s/ Hojabr Alimi
Hojabr Alimi
Chief Executive Officer